Exhibit 99.2

Macerich Announces Pricing of Upsized Offering of $675 Million Exchangeable Senior Notes due 2031

SANTA MONICA, Calif., August 7, 2026 – The Macerich Company (NYSE: MAC) (“Macerich”) announced today that its operating partnership, The Macerich Partnership, L.P. (“Macerich Partnership”), priced its offering of $675 million aggregate principal amount of 2.25% exchangeable senior notes due 2031 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $600 million aggregate principal amount of notes. Macerich will fully and unconditionally guarantee the notes on a senior, unsecured basis. The issuance and sale of the notes are scheduled to settle on August 11, 2026, subject to customary closing conditions. Macerich Partnership also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $100 million aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Macerich Partnership, and will accrue interest at a rate of 2.25% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2027. The notes will mature on August 15, 2031, unless earlier repurchased, exchanged or redeemed. Before May 15, 2031, noteholders will have the right to exchange their notes in certain circumstances and during specified periods. From and after May 15, 2031, noteholders may exchange their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date of the notes. Exchanges will be settled in cash up to the aggregate principal amount of the notes to be exchanged and, if applicable, cash, shares of Macerich’s common stock or a combination thereof, at Macerich Partnership’s election, in respect of the remainder (if any) of Macerich Partnership’s exchange obligations in excess of the aggregate principal amount of the notes being exchanged. The initial exchange rate is 35.4761 shares of Macerich’s common stock per $1,000 principal amount of notes, which represents an initial exchange price of approximately $28.19 per share of Macerich’s common stock. The initial exchange price represents a premium of approximately 20% over the last reported sale price of $23.49 per share of Macerich’s common stock on August 6, 2026. The exchange rate and exchange price of the notes will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Macerich Partnership’s option at any time, and from time to time, on or after August 20, 2029 and on or before the 41st scheduled trading day immediately before the maturity date of the notes, but only if the last reported sale price per share of Macerich’s common stock exceeds 130% of the exchange price of the notes for a specified period of time and certain other conditions are satisfied. Macerich Partnership may also redeem the notes, in whole or in part (subject to certain limitations), for cash at any time, and from time to time, if Macerich’s board of directors (or a committee thereof) determines such redemption is necessary to preserve Macerich’s status as a real estate investment trust. In either case, the redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The holders of the notes will be entitled to the benefits of a registration rights agreement pursuant to which Macerich will agree to register the resale of the shares of Macerich’s common stock, if any, deliverable upon exchange of the notes under the Securities Act.

In connection with the pricing of the notes, Macerich Partnership and Macerich entered into privately negotiated capped call transactions with certain of the initial purchasers of the notes or their respective affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Macerich’s common stock initially underlying the notes. The cap price of the capped call transactions will initially be approximately $34.06 per share, which represents a premium of approximately 45% over the last reported sale price of Macerich’s common stock on August 6, 2026, and is subject to certain adjustments under the terms of the capped call transactions. The capped call transactions are expected generally to reduce the potential dilution to Macerich’s common stock upon any exchange of notes and/or offset any cash payments Macerich Partnership is required to make in excess of the principal amount of exchanged notes, as the case may be, with such reduction and/or offset subject to a cap.

Macerich Partnership has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will enter into various derivative transactions with respect to Macerich’s common stock and/or purchase shares of Macerich’s common stock or other securities of Macerich in secondary market transactions concurrently with, or shortly after, the pricing of the notes, including with, or from, as the case may be, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of Macerich’s common stock or the notes at that time. In addition, Macerich Partnership expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Macerich’s common stock and/or purchasing or selling Macerich’s common stock or other securities of Macerich or Macerich Partnership in secondary market transactions prior to the maturity of the notes (and are likely to do so following any repurchase of notes by Macerich Partnership on a fundamental change repurchase date, any redemption date or exchange of the notes and during the 40 VWAP trading day period beginning on the 41st scheduled trading day immediately before the maturity date of the notes, or, to the extent Macerich Partnership exercises the relevant election under the capped call transactions, following any other repurchase of the notes). This activity could also cause, reduce the extent of or avoid an increase or a decrease in the market price of Macerich’s common stock or the notes, which could affect the ability of holders to exchange the notes, and, to the extent the activity occurs during any observation period related to an exchange of notes, it could affect the number of shares of Macerich’s common stock, if any, and value of the consideration that holders will receive upon exchange of the notes.

Macerich Partnership estimates that the net proceeds from the offering of the notes will be approximately $659.1 million, (or approximately $757.0 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Macerich Partnership intends to use approximately $39.2 million of the net proceeds from the offering to pay the cost of the capped call transactions (or approximately $45.0 million if the initial purchasers exercise their option to purchase additional notes in full), and the remainder of the net proceeds to refinance existing secured debt and for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, Macerich Partnership expects to use a portion of the proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties. Pending such use, Macerich Partnership may invest the net proceeds in short-term, interest-bearing deposit accounts.

The offer and sale of the notes, the related guarantee and any shares of Macerich’s common stock deliverable upon exchange of the notes have not been registered under the Securities Act or any other securities laws, and the notes, such guarantee and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

Although Macerich Partnership and Macerich intend to enter into a registration rights agreement pursuant to which Macerich will agree to file a resale registration statement under the Securities Act covering the resale of shares of Macerich’s common stock, if any, deliverable upon exchange of the notes, the registration rights agreement will contain significant limitations, and a resale registration statement may not be available at the time investors wish to resell the shares of Macerich’s common stock, if any, deliverable upon exchange of their notes. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Macerich’s common stock deliverable upon exchange of the notes, nor will there be any sale of the notes or any such shares of Macerich’s common stock, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Macerich

Macerich (NYSE: MAC) is a fully integrated, self-managed, self-administered real estate investment trust (REIT). As a leading owner, operator, and developer of high-quality retail real estate in densely populated and attractive U.S. markets, Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the Metro New York to Washington, D.C. corridor. Developing and managing properties that serve as community cornerstones, Macerich currently owns approximately 40 million square feet of real estate, consisting primarily of interests in 38 retail centers.

Forward-Looking Information

Information set forth in this press release contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect Macerich’s expectations regarding future events and plans, including, but not limited to, statements regarding the completion of the offering, the intended use of the net proceeds, expectations regarding the actions of the option counterparties and their respective affiliates and whether the capped call transactions will become effective. Generally, the words “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “scheduled,” “predicts,” “may,” “will,” “should,” “could,” variations of such words and similar expressions identify forward-looking statements. The forward-looking statements are based on information currently available to us and involve a number of known and unknown assumptions, risks, uncertainties and other factors, which may be difficult to predict and beyond the control of Macerich, which could cause actual results to differ materially from those contained in the forward-looking statements. These factors include Macerich’s ability to satisfy the closing conditions to the offering described above, as well as other risks and uncertainties detailed from time to time in Macerich’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. Macerich disclaims any obligation to publicly update or revise any forward-looking statements contained in this press release whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

INVESTOR CONTACT: Investor Relations, IR@macerich.com